UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 8, 2017
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 8, 2017, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Carrols Restaurant Group, Inc. (the “Company”), Joel M. Handel retired from the Company's board of directors upon completion of his term effective as of the Annual Meeting.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 8, 2017, the Company amended Section (A) of Article NINTH of its Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to provide for a majority voting standard in uncontested elections of directors. The text of the changes to Section (A) of Article NINTH of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated by reference herein.

On June 8, 2017 the Company amended Article II, Section 1 of its Amended and Restated Bylaws (the "Amended and Restated Bylaws") to provide for a majority voting standard in uncontested elections of directors. The text of the changes to Article II, Section 1 of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated by reference herein.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 8, 2017, the Company held the Annual Meeting of Stockholders.
At the Annual Meeting, stockholders (i) re-elected Hannah S. Craven and elected Lawrence E. Hyatt as Class II directors, to serve three year terms that expire at the Company's 2020 Annual Meeting of Stockholders or until respective successors have been duly elected and qualified, (ii) voted to approve an amendment to our Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors, (iii) voted to adopt, on an advisory basis, a resolution approving the compensation of the Company's Named Executive Officers as described in Proxy Statement under “Executive Compensation”, (iv) voted to select, on an advisory basis, a frequency of the advisory stockholder vote on the compensation of the Company's Named Executive Officers, and (v) voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.
The results of voting for each proposal submitted to the stockholders are as follows:

Proposal 1. Election of Class II Directors, Hannah S. Craven and Lawrence E. Hyatt.

Name	For	Withheld	Broker Non-Vote
Hannah S. Craven	35,092,158	2,225,598	5,921,107
Lawrence E. Hyatt	35,774,686	1,543,070	5,921,107
Proposal 2. Approval of an amendment to our Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors.

For	Against	Abstain	Broker Non-Vote
36,614,170	696,263	7,323	5,921,107
Proposal 3. Approval, on an advisory basis, a resolution approving the compensation of the Company's Named Executive Officers as described in Proxy Statement under “Executive Compensation”.

For	Against	Abstain	Broker Non-Vote
34,959,173	2,166,280	192,303	5,921,107
Proposal 4. Recommendation, on an advisory basis, of a frequency of the advisory stockholder vote on the compensation of the Company's Named Executive Officers.

3 Years	2 Years	1 Year	Abstain
14,252,528	83,799	22,964,748	16,681
Based on the results of the stockholder advisory vote, the Company has determined, consistent with the recommendation of the Company’s Board of Directors stated in the Company’s Proxy Statement for the Annual Meeting, that it will hold a stockholder advisory vote on the compensation of the Company’s Named Executive Officers every year.
Proposal 5. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

For	Against	Abstain
43,203,324	22,681	12,858

Additionally, on June 8, 2017, the holder of all of the outstanding shares of the Company's Series A Convertible Preferred Stock voted to re-elect directors José E. Cil and Alexandre Macedo to the Company’s Board of Directors. Messrs. Cil and Macedo each will serve as a Class A Director for a one year term that expires at the Company’s Annual Meeting of Stockholders to be held in 2018 or until their respective successors shall have been elected and shall qualify.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1	Amendment to Section (A) of Article NINTH of Restated Certificate of Incorporation
3.2	Amendment to Article II, Section 1 of the Amended and Restated Bylaws

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	June 14, 2017

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary